UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

April 1, 2026

CVD EQUIPMENT CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

New York	1-16525	11-2621692
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

355 South Technology Drive Central Islip, New York	11722
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (631) 981-7081

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CVV	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01.	Completion of Acquisition or Disposition of Assets

On April 1, 2026, CVD Equipment Corporation (the “Company”), completed the previously announced sale of all or substantially all of the assets related to its Stainless Design Concepts (“SDC”) business division to a subsidiary of the Atlas Copco Group based in Nacka, Sweden (the “Buyer”), pursuant to that certain Asset Purchase Agreement, dated as of March 23, 2026 (the “Asset Purchase Agreement”).

Pursuant to the Asset Purchase Agreement, the Company sold to the Buyer all or substantially all of the assets related to SDC, excluding any and all other assets of the Company and its affiliates, and the Buyer assumed certain specified liabilities, in each case as set forth in the Asset Purchase Agreement.

The aggregate consideration paid to the Company in connection with the transaction was $16,900,000, subject to customary post-closing adjustments. At the closing, $900,000 of the purchase price was placed in escrow to secure post-closing adjustments and indemnification obligations in accordance with the Asset Purchase Agreement.

In connection with the foregoing, the Company retained ownership of its Saugerties, New York facility and entered into a lease agreement (the “Facility Lease”) with the Buyer, pursuant to which the Buyer will lease such facility for an initial term of two years following the closing. The Facility Lease provides for an initial annual rent of $182,750, subject to customary adjustments.

The Asset Purchase Agreement contains customary representations, warranties, covenants and indemnification provisions.

The foregoing description of the Asset Purchase Agreement and the Facility Lease does not purport to be complete and is qualified in its entirety by reference to the full text of such agreements, which the Company intends to file as exhibits to its Quarterly Report on Form 10-Q for the quarter ending March 31, 2026.

On April 2, 2026, the Company issued a press release announcing the closing of the transaction. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(b)(1) Pro Forma Financial Information

Attached as Exhibit 99.2 and incorporated by reference is the pro forma financial information required by Article 11 of Regulation S-X.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated April 2, 2026

99.2	Unaudited pro forma condensed balance sheet of CVD Equipment Corporation as of December 31, 2025, unaudited pro forma condensed statement of operations for the years ended December 31, 2025 and 2024 and notes to the unaudited pro forma condensed financial statements

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: April 6, 2026

CVD EQUIPMENT CORPORATION

By:	/s/ Richard Catalano
Name:	Richard Catalano
Title:	Executive Vice President, Chief Financial Officer, Secretary and Treasurer